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EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement No. 333-35901 of Amphenol Corporation on Form S-8 of our reports dated January 14, 2003 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142), appearing in this Annual Report on Form 10-K/A of Amphenol Corporation for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP Hartford, Connecticut August 4, 2003

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INDEPENDENT AUDITORS' CONSENT